                                                                    EXHIBIT 10.2

                 PLAINS EXPLORATION AND PRODUCTION COMPANY, L.P.
                          TRANSITION SERVICES AGREEMENT

                                 by and between

                              PLAINS RESOURCES INC.

                                       and

                  PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.

                                   Dated as of
                                  July 3, 2002

                          TRANSITION SERVICES AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS.........................................................1

ARTICLE II. SERVICES PROVIDED BY PLAINS........................................2
   Section 2.1    Provision of Services by Plains..............................2
   Section 2.2    Services Performed by Others.................................4

ARTICLE III. ADDITIONAL SERVICES...............................................4
   Section 3.1    Additional Services..........................................4
   Section 3.2    Required Additional Services.................................4

ARTICLE IV. CHARGES AND PAYMENTS...............................................5
   Section 4.1    Charges for Services.........................................5
   Section 4.2    Payment Terms................................................5
   Section 4.3    Performance under Ancillary Agreements.......................5

ARTICLE V. DISCLAIMER..........................................................5

ARTICLE VI. LICENSES AND PERMITS...............................................5

ARTICLE VII. INDEMNIFICATION...................................................6
   Section 7.1    Indemnification of Spinco....................................6
   Section 7.2    Indemnification of Plains....................................6
   Section 7.3    Third Party Claims...........................................6
   Section 7.4    Limitation of Liability......................................6
   Section 7.5    Subrogation of Rights vis-a-vis Third Party Contractors......6
   Section 7.6    Survival.....................................................7

ARTICLE VIII. CONFIDENTIALITY..................................................7
   Section 8.1    Confidentiality..............................................7
   Section 8.2    Survival.....................................................7

ARTICLE IX. TERM AND TERMINATION...............................................7
   Section 9.1    Term.........................................................7
   Section 9.2    Termination Generally........................................7
   Section 9.3    Termination of Less than all of the Services.................8

ARTICLE X. RECORDS.............................................................8

ARTICLE XI. DISPUTE RESOLUTION.................................................8

ARTICLE XII. MISCELLANEOUS.....................................................8
   Section 12.1   Entire Agreement.............................................8
   Section 12.2   Governing Law................................................8
   Section 12.3   Notices......................................................8
   Section 12.4   Counterparts.................................................9
   Section 12.5   Binding Effect; Assignment...................................9
   Section 12.6   Severability.................................................9
   Section 12.7   Failure or Indulgence not Waiver; Remedies Cumulative........9

   Section 12.8   Waivers, Modifications, Amendments...........................9
   Section 12.9   Headings.....................................................9
   Section 12.10  Relationship of Parties......................................9
   Section 12.11  Provisions Unaffected........................................9
   Section 12.12  No Third-Party Beneficiaries................................10
   Section 12.13  Rights of the Parties.......................................10
   Section 12.14  Taxes.......................................................10

                          TRANSITION SERVICES AGREEMENT

     TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of July __, 2002, by and between Plains Resources Inc., a Delaware corporation ("Plains" and, along with Spinco, the "Parties"), and Plains Exploration & Production Company, L.P., a California limited partnership ("Plains Exploration"). Undefined capitalized terms herein are defined in the Separation Agreement (as defined below).

                                    RECITALS

     WHEREAS, on the date hereof, Stocker Inc. owns a 2.5% general partner interest in Plains Exploration and Plains owns a 97.5% limited partner interest in Plains Exploration; and

     WHEREAS, the Parties currently contemplate that Plains Exploration will (collectively, the "Conversion") (1) convert from a California limited partnership to a Delaware limited partnership, and immediately thereafter (2) convert from a Delaware limited partnership to a Delaware corporation (such corporation, the "Converted Corporation"); and

     WHEREAS, the Parties understand that Stocker Inc. has adopted a plan of complete liquidation and intends to merge into Plains immediately after the Conversion; and

     WHEREAS, the Board of Directors of Plains has determined that it is in the best interests of Plains to separate Plains' existing businesses into two independent business groups; and

     WHEREAS, to effectuate the foregoing, Plains and Spinco have entered into a Master Separation Agreement, dated as of the date hereof (the "Separation Agreement"), pursuant to which, among other things, Plains will transfer certain assets to Spinco and Spinco will assume certain liabilities of Plains; and

     WHEREAS, to ensure an orderly transition under the Separation Agreement it will be necessary for Plains to provide to Spinco the Services described herein for the term set forth in Article IX.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     "Additional Services" is defined in Article III.

     "Agreement" is defined in the preamble to this Agreement.

     "Applicable Rate" means an annual rate of the prime rate as reported in the Wall Street Journal plus two percent (2%) per annum.

     "Conversion" is defined in the recitals to this Agreement.

     "Converted Corporation" is defined in the recitals to this Agreement.

     "Parties" is defined in the preamble to this Agreement.

     "Plains" is defined in the preamble to this Agreement.

     "Plains Exploration" is defined in the preamble to this Agreement.

     "Plains Services" is defined in Section 2.1.

     "Sales Tax" is defined in Section 12.2(b).

     "Separation Agreement" is defined in the recitals to this Agreement.

     "Services" means, collectively, the Plains Services and the Additional Services.

     "Spinco" means, as the case may be, Plains Exploration or the Converted Corporation.

                                  ARTICLE II.
                           SERVICES PROVIDED BY PLAINS

     Section 2.1 Provision of Services by Plains. As of the date hereof, Spinco hereby engages and retains Plains to provide or otherwise make available to Spinco the services described in this Section 2.1 (collectively, the "Plains Services"), and Plains hereby accepts and agrees to provide the Plains Services to Spinco, for the term and consideration as specified herein. The fee payable for the Plains Services shall be determined in accordance with Article IV.

          Section 2.1.1 Management Services. Plains shall provide Spinco with management services, including: managing and supervising the operations and business of Spinco and the other members of the Spinco Group; identifying and evaluating investment opportunities for Spinco; making recommendations with respect to the Spinco Group's exploitation, development activities, acquisition and other business and operational strategy; staffing in sufficient numbers and with individuals with such expertise as is necessary to carry out the duties of Spinco to the extent Spinco reasonably deems necessary or desirable; providing on-going monitoring of the Spinco Group's activities; and providing advice in connection with documenting contractual and financing arrangements.

          Section 2.1.2 Tax Services. Subject to the applicable provisions of the Tax Allocation Agreement, Plains shall provide Spinco with tax services, including: preparation of federal income tax returns; preparation of state and local tax returns (including income tax returns); property tax returns; preparation of financial statement disclosures and calculation of tax provisions for financial statement purposes; conducting negotiations with tax authorities as necessary; and providing tax research and planning and assistance with respect to federal, state and local audits initiated during the term of this Agreement. Upon termination of such tax services, Plains shall provide to Spinco copies of its records relating to federal, state and local tax returns filed by or on behalf of Spinco, and all other correspondence and documentation reasonably required by Spinco relating to payment of its taxes.

          Section 2.1.3 Accounting Services. Plains shall provide Spinco with accounting services, including: maintenance of Spinco's general ledger and supporting accounting records; compiling financial statements for Spinco and its Subsidiaries on a monthly, quarterly and annual basis; working with the Spinco Auditors to complete the periodic audits and reviews of Spinco's financial statements; providing other accounting services related to any required filings with the Commission pursuant to federal securities laws; and other accounting services as Spinco may request or need from time to time.

          Section 2.1.4 Payroll Services. Plains shall provide Spinco with payroll services, including: payment processing; Form W-2 preparation; assistance with any required regulatory compliance in connection with any payroll services provided pursuant to this Section 2.1.4; and distribution and maintenance of the Spinco employee database. Upon termination of such payroll services, Plains shall provide Spinco with all payroll records for Spinco employees.

          Section 2.1.5 Insurance Services. Plains shall from and after the date hereof continue in force the existing liability, property, casualty, indemnity and other business insurance policies applicable to Spinco as a division or subsidiary of Plains. All of such insurance coverage shall be maintained by Plains until the respective termination dates of the current policies in effect with respect thereto. Thereafter, until terminated pursuant to Article IX, Plains shall provide or cause to be provided to Spinco insurance in such amount and on such terms as are customary for businesses such as Spinco.

          Section 2.1.6 Employee Benefits Services. Plains shall provide administrative services with respect to the Plains and Spinco employee benefit plans that cover Spinco employees, including administering and maintaining such plans in the manner historically done by Plains. Upon termination of the administrative services provided under this Section 2.1.6, Plains shall provide Spinco with such information and records as are reasonably requested by Spinco to enable it to administer the benefit plans in which its employees are enrolled from and after the Distribution Date.

          Section 2.1.7 Legal Services. Plains shall provide Spinco with legal services as such services are requested, including such legal services that are typical and customary to the operations and conduct of Plains businesses and has been historically provided for the benefit of Spinco and its Subsidiaries.

          Section 2.1.8 Financial Services. Plains shall provide Spinco with financial services as such services are requested, including: assisting Spinco with respect to raising equity or debt capital; assisting Spinco in preparing its budgets and forecasts; and executing hedges on behalf of, or for the benefit of, Spinco's crude oil and natural gas production.

          Section 2.1.9 Operational Services. Plains shall provide Spinco with operational services, including such services necessary and desirable to acquire, exploit, develop, explore for and produce crude oil and natural gas on properties of Arguello and Plains Illinois and other operational services as Spinco may request or need from time to time.

          Section 2.1.10 Services Not Provided. Plains will not be required to provide any services to Spinco that Spinco provides for itself as of the date hereof.

     Section 2.2 Services Performed by Others. Plains may cause any Plains Service required to be provided hereunder to be provided by another member of the Plains Group or by any other Person that is providing, or may from time to time provide, the same or similar services for members of the Spinco Group. Plains shall remain responsible in accordance with the terms of this Agreement for performance of any Plains Service it causes to be provided by others. Spinco may direct that any Plains Service required to be provided hereunder be provided for the benefit of another member of the Spinco Group, but unless specified herein, Spinco shall be responsible for the payment of charges and other performance required of such company with respect to such Plains Service.

     To the extent Plains personnel who traditionally have provided services contemplated by this Agreement are transferred to a similar position with Spinco or a member of the Spinco Group, Plains shall be relieved of its obligations to provide such services to Spinco under this Agreement and shall not be entitled to payment with respect thereto.

                                  ARTICLE III.
                               ADDITIONAL SERVICES

     Section 3.1 Additional Services. From time to time after the date hereof, the Parties may identify additional services that Plains should provide to Spinco in accordance with the terms of this Agreement (the "Additional Services"). The Parties shall create an Exhibit for each Additional Service setting forth a description of the Additional Service, the time period during which the Additional Service will be provided, and any other terms applicable thereto and obtain the approval of each party's representative. Except as set forth in Section 3.2, the Parties may, but shall not be required to, agree on Additional Services during the term of this Agreement.

     Section 3.2 Required Additional Services. Except as set forth in the next sentence, Plains shall be obligated to perform any Additional Service that (a) was provided by Plains immediately prior to the date hereof and that Spinco reasonably believes was inadvertently omitted from the list of Services or (b) is essential to effectuate an orderly transition under the Separation Agreement unless such performance would significantly disrupt the operations of Plains or materially increase its responsibility under this Agreement. If Plains reasonably believes the performance of Additional Services required under the foregoing clauses (a) or (b) would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, the Parties shall negotiate in good faith to establish terms under which Plains can provide such Additional Services, but Plains shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

                                  ARTICLE IV.
                              CHARGES AND PAYMENTS

     Section 4.1 Charges for Services. Plains will charge Spinco, and Spinco will pay Plains, for the costs incurred in providing the Services, including (A) allocable salary and wages, incentives, paid absences, payroll taxes, payroll additives (insurance premiums, social security, health care and retirement benefits and the like) and similar expenses, (B) indirect costs of providing the Services, including allocable charges for management, payroll, procurement, legal, risk management, accounting, tax, audit, human resources, overhead and the like, and similar expenses, and (C) reimbursement of out-of-pocket third party costs and expenses, in an amount not to exceed $30 million in the aggregate during the term of this Agreement.

     Section 4.2 Payment Terms. Plains shall bill Spinco monthly for all charges pursuant to this Agreement and Spinco shall pay Plains for all Services within 30 days after receipt of an invoice therefor. Late payments shall bear interest at an annual rate of the prime rate as reported in the Wall Street Journal on the date such payment is due plus two percent (2%) per annum.

     Section 4.3 Performance under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, Spinco shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement and any such other services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

                                   ARTICLE V.
                                   DISCLAIMER

     Plains shall provide the Services with substantially the same degree of care as it employs in making the same services available for its own operations; provided, however, that Plains shall not be liable to Spinco or any other Person for any loss, damage or expense that may result therefrom or from any change in the manner in which Plains renders such services, so long as Plains deems such change necessary or desirable in the conduct of its own operations. PLAINS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. PLAINS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

                                  ARTICLE VI.
                              LICENSES AND PERMITS

     Plains warrants and covenants that all duties and obligations (including all Services) to be performed hereunder shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Plains shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including all Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.1 Indemnification of Spinco. Plains and the other members of the Plains Group shall have no Liability to Spinco and its Subsidiaries with respect to their furnishing any of the Services hereunder except for Liabilities arising out of or resulting from the gross negligence or willful misconduct of Plains occurring after the date hereof. Plains will indemnify, defend and hold harmless Spinco and its Subsidiaries in respect of all such Liabilities arising out of or resulting from such gross negligence or willful misconduct. Such indemnification obligation shall be a Liability of Plains (and a Spinco Excluded Liability) for purposes of the Separation Agreement, and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto.

     Section 7.2 Indemnification of Plains. Spinco shall indemnify and hold harmless Plains and the other members of the Plains Group in respect of all Liabilities arising out of or resulting from Plains' furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of or resulting from the gross negligence or willful misconduct of Plains or any of the other members of the Plains Group. The provisions of this indemnity shall apply only to Losses that relate directly to the provision of Services. Such indemnification obligation shall be a Liability of Spinco for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto.

     Section 7.3 Third Party Claims. Any third party claims resulting from or arising out of or in connection with this Agreement or the performance of or failure to perform the Services will be resolved according to the procedures set forth in the Separation Agreement.

     Section 7.4 Limitation of Liability. IN NO EVENT SHALL PLAINS OR SPINCO, OR ANY MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE TO PLAINS OR SPINCO, OR ANY OTHER MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE VII WILL BE APPLICABLE WHETHER OR NOT THE SOLE, JOINT OR CONTRIBUTING NEGLIGENCE OF THE INDEMNITEE IS ALLEGED OR PROVEN. THE PARTIES AGREE THE PRECEDING SENTENCE IS COMMERCIALLY CONSPICUOUS.

     Section 7.5 Subrogation of Rights vis-a-vis Third Party Contractors. In the event any Liability arises from the performance of Services hereunder by a third party contractor, Spinco shall be subrogated to such rights, if any, as Plains may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of Spinco. Subrogation under this Section 7.5 shall not affect the obligation of Plains to perform Services under this Agreement.

     Section 7.6 Survival. The parties' obligations under this Article VII shall survive the termination of this Agreement.

                                  ARTICLE VIII.
                                 CONFIDENTIALITY

     Section 8.1 Confidentiality.

               (a) Information Subject to Other Obligations. Plains and Spinco agree that all Information regarding the Services, including, but not limited to, price, costs and methods of operation, shall be maintained in confidence and shall be subject to Section 9.9 of the Separation Agreement.

               (b) Internal Use; Title, Copies, Return. Spinco agrees that:

               (i) all systems, procedures and related materials provided to Spinco by Plains in connection herewith are for Spinco's internal use only and only as related to the Services or any of the underlying systems used to provide the Services;

               (ii) title to all systems used in performing the Services provided hereunder shall remain in Plains or its third party vendors; and

               (iii) upon the termination of any of the Services, Spinco shall return to Plains, as soon as practicable, any equipment or other property of Plains relating to the Services that are owned or leased by it and are or were in Spinco's possession or control.

     Section 8.2 Survival. The Parties' obligations under this Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX.
                              TERM AND TERMINATION

     Section 9.1 Term. Except as expressly provided in this Article IX, the initial term of this Agreement shall commence on the date hereof and continue through the Distribution Date, unless earlier terminated upon mutual consent by the Parties. This Agreement may be renewed or extended at the end of the initial term for a period of up to 180 days after the Distribution Date; provided that the Parties may extend the term beyond the expiration of such 180 day period upon mutual consent of the Parties if they deem such extension to be necessary or desirable.

     Section 9.2 Termination Generally. This Agreement may be terminated at any time upon mutual consent by the Parties.

     Section 9.3 Termination of Less than all of the Services. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

                                   ARTICLE X.
                                     RECORDS

     Each Party shall create and maintain full and accurate books and records in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other party shall make available for inspection and copy by the other Party's agents such records during reasonable business hours.

                                   ARTICLE XI.
                               DISPUTE RESOLUTION

     If a Dispute results from or arises out of or in connection with this Agreement or the performance of, or failure to perform, the Services, the Parties agree to use the procedures set forth in Article VIII of the Separation Agreement, in lieu of other available remedies, to resolve the same.

                                  ARTICLE XII.
                                  MISCELLANEOUS

     Section 12.1 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflicts of law.

     Section 12.3 Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

     Section 12.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 12.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any Party without the prior written consent of the other Party, which may be withheld for any or no reason.

     Section 12.6 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     Section 12.7 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 12.8 Waivers, Modifications, Amendments. No provision of this Agreement may be amended, modified or waived except in the manner set forth in the Separation Agreement.

     Section 12.9 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 12.10 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interests or claims in any third parties.

     Section 12.11 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of Plains and Spinco under the Separation Agreement.

     Section 12.12 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 12.13 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person, other than the Parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

     Section 12.14 Taxes.

               (a) General. Spinco shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax that Spinco is required to withhold or deduct from payments to Plains, except any net income tax imposed upon Plains by the country of its incorporation or any governmental entity within its country of incorporation.

               (b) Sales Tax Liability and Payment. Notwithstanding Section 12.2(a), Spinco is liable for and will indemnify and hold harmless Plains from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (collectively, "Sales Taxes") assessed, levied or imposed by any governmental or taxing authority on the providing of Services by Plains to Spinco. Plains shall collect from Spinco any Sales Tax that is due on the Service it provides to Spinco and shall pay such Sales Tax so collected to the appropriate governmental or taxing authority.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                   PLAINS RESOURCES INC.


                                   By:    /s/ Jere C. Overdyke, Jr.
                                          --------------------------------------
                                   Name:  Jere C. Overdyke, Jr.
                                   Title: Vice President and Treasurer

                                   PLAINS EXPLORATION & PRODUCTION
                                   COMPANY, L.P.

                                   By:    Stocker Resources, Inc.,
                                          its general partner


                                   By:    /s/ Jere C. Overdyke, Jr.
                                          --------------------------------------
                                   Name:  Jere C. Overdyke, Jr.
                                   Title: Vice President and Treasurer